EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 (Amendment No.2) of our report dated February 7, 2025 with respect to the audited consolidated financial statements of Kaival Brands Innovations Group, Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended October 31, 2024.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ MaloneBailey, LLP

www.malonebailey.com

Houston, Texas

August 4, 2025